EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
Report of Independent Accountants

To the Board of Trustees and Shareholders of Phoenix Multi-Portfolio Fund

In planning and performing our audits of the financial statements of Phoenix-Aberdeen International Fund, Phoenix-Duff & Phelps Real Estate Securities Fund, Phoenix-Goodwin Emerging Markets Bond Fund, Phoenix-Goodwin Tax-Exempt Bond Fund, and Phoenix-Seneca Tax Sensitive Growth Fund (constituting the Phoenix Multi-Portfolio Fund hereinafter referred to as the "Trust") for the year ended November 30, 2000, we considered their internal controls, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2000.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 12, 2001



EXHIBIT B:

RESULTS OF SHAREHOLDER MEETINGS (Unaudited)

Special meetings of Shareholders of Phoenix Multi-Portfolio
Fund were held on May 16, 2000 and November 16, 2000, respectively, to approve the following matters:

1. Approve a new Rule 12b-1 Distribution Plan for Class
B Shares.

2. Approve a new Rule 12b-1 Distribution Plan for Class
C Shares.

3. Approve an Agreement and Plan of Reorganization which provides for the reorganization of the Trust into a Delaware business trust.

4. Amend the fundamental investment restriction for each of the Funds except the Tax Sensitive Growth
Fund regarding diversification.

5. Amend the fundamental investment restriction for the Tax Sensitive Growth Fund regarding diversification..

6. Amend the fundamental investment restriction for each of the Funds regarding concentration.

7. Amend the fundamental investment restriction for each of the Funds regarding borrowing.

8. Amend the fundamental investment restriction for each of the Funds regarding the issuance of senior securities.

9. Amend the fundamental investment restriction for each of the Funds regarding underwriting.

10. Amend the fundamental investment restriction for each of the Funds regarding investing in real estate.

11. Amend the fundamental investment restriction for each of the Funds regarding investing in commodities.

12. Amend the fundamental investment restriction for each of the Funds regarding lending.

13. Eliminate the fundamental investment restriction for each of the Funds regarding the purchase of restricted securities.

14. Eliminate the fundamental investment restriction for each of the Funds regarding short sales.

15. Eliminate the fundamental investment restriction for each of the Funds regarding the purchase of securities on margin.

16. Eliminate the fundamental investment restriction for each of the Funds regarding officer or trustee ownership of securities.

17. Eliminate the fundamental investment restriction for each of the Funds regarding the purchase of securities of other investment companies.

18. Eliminate the fundamental investment restriction for each of the Funds regarding investing in oil, gas or other mineral exploration or development programs.

19. Eliminate the fundamental investment restriction for each of the Funds regarding writing, purchasing or selling puts and calls.

20. Eliminate the fundamental investment restriction for each of the Funds regarding investing in warrants or rights.

21. Eliminate the fundamental investment restriction for each of the Funds, except the Tax Sensitive
Growth Fund , regarding purchases of securities of unseasoned issuers.


On the record date of May 16, 2000, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

CLASS OF SHARES
                       SHARES OUTSTANDING          PERCENTAGE PRESENT
                                                       BY PROXY

Phoenix-Aberdeen International Fund Class B
                         1,937,371                      50.39%
Phoenix-Duff & Phelps Real Estate Securities Fund Class B
                         1,019,482                      51.55%
Phoenix-Goodwin Emerging Markets Bond Fund Class B
                         7,847,071                      54.27%
Phoenix-Goodwin Tax-Exempt Bond Fund Class B
                          494,206                       58.64%
Phoenix-Seneca Tax Sensitive Growth Fund Class B
                            11,712                      85.38%
Phoenix-Aberdeen International Fund Class C
                           151,237                      50.06%
Phoenix-Goodwin Emerging Markets Bond Fund Class C
                           301,942                      54.65%
Phoenix-Seneca Tax Sensitive Growth Fund Class C
                            15,466                      81.96%

On the record date of November 16, 2000, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

CLASS OF SHARES
                        SHARES OUTSTANDING         PERCENTAGE PRESENT
                                                       BY PROXY

Phoenix-Aberdeen International Fund
                           12,497,247                   52.01%
Phoenix-Duff & Phelps Real Estate Securities Fund
                            2,413,202                   61.20%
Phoenix-Goodwin Emerging Markets Bond Fund
                           12,846,641                   54.76%
Phoenix-Goodwin Tax-Exempt Bond Fund
                            7,988,427                   62.51%
Phoenix-Seneca Tax Sensitive Growth Fund
                              846,168                   54.65%

NUMBER OF VOTES
         FOR           AGAINST        ABSTAIN

1. Approve a new Rule 12b-1 Distribution Plan for Class B Shares.

Phoenix-Aberdeen International Fund Class B
       884,075          33,143        59,046
Phoenix-Duff & Phelps Real Estate Securities Fund Class B
       475,734          17,613        32,239
Phoenix-Goodwin Emerging Markets Bond Fund Class B
      3,825,495        211,118       222,098
Phoenix-Goodwin Tax-Exempt Bond Fund Class B
        245,894         25,809        18,112
Phoenix-Seneca Tax Sensitive Growth Fund Class B
         10,000            0             0

2. Approve a new Rule 12b-1 Distribution Plan for Class C Shares.

Phoenix-Aberdeen International Fund Class C
         72,067          2,360         1,284
Phoenix-Goodwin Emerging Markets Bond Fund Class C
        165,004            0              0
Phoenix-Seneca Tax Sensitive Growth Fund Class C
         10,000            0            2,676

3. Approve an Agreement and Plan of Reorganization which
provides for the reorganization of the Trust into a Delaware business trust.
      18,472,701        430,103        1,564,523

4. Amend the fundamental investment restriction for each of the Funds except the Tax Sensitive Growth Fund regarding diversification.

      17,879,557        481,732        1,643,635

5. Amend the fundamental investment restriction for the
Tax Sensitive Growth Fund regarding diversification.
      434,740               0             27,663

6. Amend the fundamental investment restriction for each
of the Funds regarding concentration.
     18,296,407           479,607        1,691,313

7. Amend the fundamental investment restriction for each
of the Funds regarding borrowing.
     18,197,828           592,809        1,676,690

8. Amend the fundamental investment restriction for each
of the Funds regarding the issuance of senior securities.
     18,264,047          516,611         1,686,669

9. Amend the fundamental investment restriction for each
of the Funds regarding underwriting.
     18,268,434          513,933         1,684,960

10. Amend the fundamental investment restriction for
each of the Funds regarding investing in real estate.
      18,204,269         578,769         1,684,289

11. Amend the fundamental investment restriction for
each of the Funds regarding investing in commodities.
      18,225,767        560,322          1,681,238

12. Amend the fundamental investment restriction for
each of the Funds regarding lending.
      18,234,115       553,158          1,680,054

13. Eliminate the fundamental investment restriction
for each of the Funds regarding the purchase of restricted
securities.
      18,094,637        646,248          2,326,442

14. Eliminate the fundamental investment restriction
for each of the Funds regarding short sales.
      18,211,197       575,624           1,680,506

15. Eliminate the fundamental investment restriction
for each of the Funds regarding the purchase of securities on margin.
      18,171,495       621,762           1,674,070

16. Eliminate the fundamental investment restriction
for each of the Funds regarding officer or trustee ownership of securities.
      18,216,733        571,932           1,678,662

17. Eliminate the fundamental investment restriction
for each of the Funds regarding the purchase of securities of other investment companies.
      18,282,611       501,272             1,683,444

18. Eliminate the fundamental investment restriction
for each of the Funds regarding investing in oil, gas or
other mineral exploration or development programs.
     18,249,046       537,678             1,681,603

19. Eliminate the fundamental investment restriction
for each of the Funds regarding writing, purchasing or
selling puts and calls.
     18,255,686       588,718            1,622,923

20. Eliminate the fundamental investment restriction
for each of the Funds regarding investing in warrants or rights.
     18,305,264       537,269            1,624,794

21. Eliminate the fundamental investment restriction
for each of the Funds, except the Tax Sensitive Growth Fund, regarding purchases of securities of unseasoned issuers.
purchases of securities of unseasoned issuers.
     17,782,649      610,241             1,612,034